Exhibit 99.1
Esperion Therapeutics and Corstasis Therapeutics Announce Esperion’s Definitive Agreement to Acquire Corstasis, Expanding Its Cardiovascular Franchise with Enbumyst™ (bumetanide nasal spray)

– Enbumyst™ Is the First and Only FDA-Approved Nasal Spray Loop Diuretic for Edema Associated with Congestive Heart Failure, Expected to Leverage Esperion’s Established Cardiovascular Commercial Infrastructure, Synergistically Expand Product Portfolio and Accelerate Double-Digit Revenue Growth –

– Upfront Cash Payment of $75 Million, Royalties on Worldwide Enbumyst Sales and Up to $180 Million in Potential Milestone Payments Tied to Certain Commercial and Regulatory Achievements –

– Esperion to Host Conference Call on Tuesday, March 3, 2026 at 8:00 am ET –

ANN ARBOR, Mich. and HENDERSON, Nev., March 3, 2026 (GLOBE NEWSWIRE) – Esperion (NASDAQ: ESPR) and Corstasis Therapeutics Inc., a privately-held, commercial-stage biopharmaceutical company advancing innovative outpatient therapies for the treatment of edema associated with cardiovascular, and hepatic and renal disease, today announced they have entered into a definitive agreement for Esperion to acquire Corstasis.

Under the terms of the agreement, Esperion will acquire Corstasis, which developed and is commercializing Enbumyst™ (bumetanide nasal spray), the first and only nasal spray diuretic approved by the U.S. Food and Drug Administration (FDA) in September 2025 as a treatment for edema associated with congestive heart failure (CHF), and hepatic and renal disease in adults.

Enbumyst offers a differentiated, self-administered outpatient diuretic therapy that may help bridge the gap between oral and IV diuretic therapies for treating patients living with edema associated with CHF, liver disease and kidney disease.

The transaction is expected to close in the second quarter of 2026.

“This acquisition represents a compelling and strategically aligned opportunity that accelerates Esperion’s momentum and advances our long-term Vision 2040. Enbumyst brings meaningful innovation to millions of patients who continue to struggle with the daily burden of diuretic therapy. Enbumyst’s novel intranasal delivery, established regulatory approval, and expanding clinical footprint make it a natural fit for our cardiovascular franchise,” stated Sheldon Koenig, President and Chief Executive Officer of Esperion. “We expect that by integrating Enbumyst into our proven commercial platform, we will drive sustained double-digit growth, strengthen our leadership in cardiovascular care, and create durable value for all of our stakeholders - from patients and providers to employees and shareholders.”

“Enbumyst was purpose-built in partnership with the cardiology community to address a clear unmet need. Today's acquisition validates our team's vision and approach,” said Ben Esque, Chief Executive Officer of Corstasis Therapeutics. “We are excited about the future of Enbumyst in Esperion’s hands and its ability to intervene in the patient setting to treat worsening heart failure at home.”

Strategic Rationale and Commercial Plans

There are an estimated 6.7 million American adults living with CHF and edema is one of the most common and defining clinical features of CHF, particularly as disease severity increases. Enbumyst addresses a large and growing population whose medical needs align directly with Esperion’s commercial and pipeline focus. The product allows Esperion to target a U.S. market with a potential opportunity exceeding $4 billion, and the ability to expand across hepatic and renal indications including nephrotic syndrome.

The acquisition strengthens Esperion’s commercial portfolio, enhances potential long-term revenue growth, and is aligned with the company’s recently introduced Vision 2040, which outlines a pathway for delivering differentiated, accessible cardiovascular innovations for high need patient populations. Enbumyst complements Esperion’s established cardiovascular commercial infrastructure and builds on the company’s expanding presence in metabolic, hepatic, and renal disease, including its recently announced initiative in Primary Sclerosing Cholangitis (PSC).

In addition, Corstasis is advancing a sub-cutaneous pipeline, including a multidose pen injector, which has the potential to unlock additional market opportunities.

“Edema and congestion remain the most burdensome and persistent symptoms for patients living with heart failure, often driving hospitalizations, impairing quality of life, and complicating day‑to‑day disease management. As a clinician who cares for these patients, it is challenging when they call in with worsening symptoms, as current oral diuretic options can be limited by delayed onset or absorption challenges. The availability of an FDA‑approved intranasal diuretic like Enbumyst represents an important therapeutic advance. Its novel intranasal delivery route offers the potential for more flexible, rapid, and patient‑friendly fluid management that can be done at home - precisely the kind of innovation we need to better support patients across the spectrum of cardiovascular and renal disease, and hopefully avoid the need for hospitalization.” noted James Udelson, MD, Chief of Cardiology, Tufts Medical Center.

Transaction Terms

Under the terms of the agreement, Esperion, through a subsidiary, will acquire all outstanding stock of Corstasis in exchange for an upfront payment of $75 million in cash. Corstasis shareholders also will be eligible to receive a total of up to an additional $180 million upon the attainment of certain regulatory and commercial milestones, as well as low double-digit royalties on sales of Enbumyst and follow-on products.

Esperion will finance the acquisition through its existing credit facilities and royalty monetization of its Japanese royalties with funds managed by Athyrium Capital Management and HealthCare Royalty.

The transaction is expected to close in the second quarter of 2026, subject to customary closing conditions. Jefferies LLC served as the exclusive financial advisor to Esperion and PJT Partners served as the exclusive financial advisor to Corstasis Therapeutics. Gibson, Dunn & Crutcher LLP served as legal advisors to Esperion and Arnold & Porter Kaye Scholer LLP served as legal advisor to Corstasis.

Conference Call and Webcast Information
Esperion will host a conference call and webcast today at 8:00 a.m. ET to discuss the acquisition.

A live audio webcast can be accessed on the investor relations section of the Esperion website. The webcast replay will be available approximately two hours after completion of the call and will be archived on the Esperion's website for approximately 90 days.

About ENBUMYST™ (bumetanide nasal spray)
ENBUMYST (bumetanide nasal spray) is a loop diuretic indicated for the treatment of edema associated with congestive heart failure, and hepatic and renal disease, including nephrotic syndrome in adults.

INDICATION AND IMPORTANT SAFETY INFORMATION FOR ENBUMYST™ (BUMETANIDE NASAL SPRAY)

INDICATION
ENBUMYST is indicated for the treatment of edema associated with congestive heart failure, and hepatic and renal disease, including nephrotic syndrome in adults.

IMPORTANT SAFETY INFORMATION
ENBUMYST is contraindicated in patients with anuria, who are in hepatic coma and have a history of hypersensitivity to bumetanide.

ENBUMYST is a diuretic that may cause fluid, electrolyte, and metabolic abnormalities. Excessive fluid loss can lead to dehydration, decreased blood volume, and increased risk of blood clots. Abnormalities may include changes in blood electrolytes, nitrogen, glucose, and uric acid. The chance of getting these abnormalities is higher in people who are elderly, use higher doses or who do not get enough electrolytes by mouth.

If increasing azotemia and oliguria occur during treatment of severe progressive renal disease, discontinue bumetanide.

Although unlikely at the recommended doses, the potential for ototoxicity must be considered a risk of intravenous therapy, at high doses, repeated frequently in the face of renal excretory function impairment.

Avoid use in patients with significant nasal mucosal or structural abnormalities, such as acute episodes of rhinitis or congestion due to any cause.

Advise lactating women treated with ENBUMYST to monitor their infants for excessive urine output, dehydration, and lethargy.

Most common adverse reactions are hypovolemia, headache, muscle cramps, dizziness, hypotension, nausea and encephalopathy (in patients with pre-existing liver disease).

These are not all of the possible side effects of ENBUMYST. To report suspected adverse reactions, contact Corstasis Therapeutics at 1-877-300-5339 or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

Please see the full Prescribing Information for ENBUMYST.

About Corstasis Therapeutics
Corstasis Therapeutics Inc. is a commercial-stage biopharmaceutical company focused on transforming the management of fluid overload in patients with heart failure, liver disease, and kidney disease, including nephrotic syndrome, in adults. Its lead product, ENBUMYST™, was approved by the FDA on September 12, 2025. Visit www.corstasis.com for more information.

About Esperion Therapeutics
Esperion Therapeutics, Inc. is a commercial-stage biopharmaceutical company dedicated to developing and delivering innovative cardiometabolic and rare/orphan disease therapies. The Company leverages deep domain expertise in ACLY biology to develop and commercialize transformative medicines for patients worldwide. Esperion currently markets two oral, once-daily, non-statin therapies for patients struggling to maintain their low-density lipoprotein cholesterol (LDL-C) levels and are at risk of cardiovascular disease.

With a broad U.S. commercial infrastructure and global approvals across more than 40 countries, Esperion is well positioned to serve as a partner-of-choice for global innovators seeking U.S. market access through acquisition, in-license, co-promotion and revenue share opportunities. In tandem, the Company is advancing its leadership in ACLY biology to build a diversified pipeline of novel product candidates, including treatments for Primary Sclerosing Cholangitis and renal diseases. For more information, visit esperion.com and follow Esperion on LinkedIn and X.

About Athyrium Capital Management
Athyrium is a specialized asset management company formed in 2008 to focus on investment opportunities in the global healthcare sector. Athyrium advises funds with over $4.6 billion in committed capital. The Athyrium team has substantial investment experience across a wide range of asset classes including public equity, private equity, fixed income, royalties, and other structured securities. Athyrium invests across all healthcare verticals including biopharma, medical devices and products, healthcare focused services, and healthcare information technology. For more information, please visit www.athyrium.com.

About HealthCare Royalty
HealthCare Royalty (“HCRx”) is a leading royalty acquisition company founded in 2006 that is majority owned by KKR & Co. Inc. (NYSE: KKR). Over two decades, the HCRx team has developed a strong track record of investing in commercial-stage and near-commercial-stage biopharmaceutical assets, committing $7+ billion in over 110 biopharmaceutical products. With offices in New York, Stamford, San Francisco, Boston, London and Miami, HCRx continues to advance biopharmaceutical innovation by providing innovative capital solutions to counterparties. For more information, visit https://www.hcrx.com. HEALTHCARE ROYALTY®, HEALTHCARE ROYALTY PARTNERS® and HCRx® are registered trademarks of HealthCare Royalty Management, LLC.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding marketing strategy and commercialization and business development plans, current and planned operational expenses, expected profitability, future operations, commercial products, clinical development, plans for potential future product candidates, financial condition and outlook, including expected cash runway and profitability, expectations regarding the acquisition of Corstasis and the prospects associated with Enbumyst, including the potential size of the CHF market opportunity, plans to submit a Supplemental New Drug Application, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,”

“project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are not guarantees of future performance and involve numerous evolving risks and uncertainties that Esperion may not be able to accurately predict or assess, and that could cause Esperion’s actual results to differ materially from those projected, including, without limitation, the failure to consummate the Corstasis transaction or to achieve anticipated sales of Enbumyst, the net sales, profitability, and growth of Esperion’s commercial products, clinical activities and results, supply chain, commercial development and launch plans, business development, the outcomes and anticipated benefits of legal proceedings and settlements, and the risks detailed in Esperion’s filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise, other than to the extent required by law.

Esperion Contact Information:
Investors and Media:
Tiffany Aldrich
corporateteam@esperion.com
(616) 443-8438

Corstasis Contact Information:
Sasha Damouni Ellis
sasha@damounigroup.com